UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 24, 2003

                                  -------------

                      INTEGRATED HEALTH TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   000-28876                  22-2407475
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)

                     201Route 22, Hillside, New Jersey 07205
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (973) 926-0816

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Natex Acquisition

      On February 24, 2003, Integrated Health Technologies, Inc. (the "Company") completed the acquisition of the membership interests of Natex Georgia LLC, a limited liability company formed under the laws of the Republic of Georgia ("Natex") from Trade Investment Services, L.L.C. ("TIS") representing fifty percent (50%) of the membership interests of Natex (the "Natex Acquisition"). The Natex Acquisition has been closed in escrow, pending receipt of certain documents relating to Natex. Pursuant to the terms of a purchase agreement dated as of February 1, 2003 by and between the Company and TIS, TIS shall receive from the Company $1,170,000 to be paid in 2,458,886 shares of the Company's common stock valued on the basis of the average closing price per share for the thirty (30) trading days immediately preceding January 14, 2003, the date of the first public disclosure of the Company's intention to engage in the Natex Acquisition.

      Natex is a recently formed company engaged in the business of harvesting and collecting taxis baccatta botanical materials from government properties in the Republic of Georgia, pursuant to a license from and supervision by the Georgian government. Natex processes the materials to extract precursor Paclitaxel and intends to sell the extract to TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc. ("Paxis")) pursuant to an exclusive supply contract with Paxis. Paxis is a Delaware company formed to convert the extract to finished U.S.P. Paclitaxel in its Boulder, Colorado facilities with the intention of selling that bulk Paclitaxel to other entities which, in turn, convert it to dosage form or combine it with other substances, in both cases for sale and distribution as a cancer therapy drug. Both Natex and Paxis were formed last year. Neither company has any revenue to date. Significant additional capital will be needed by both companies to begin selling the bulk Paclitaxel. Both companies will be subject to various risks associated with a new venture including, among others: operating in a foreign country which may have a political, economic, legal and regulatory environment which may differ significantly from the U.S. including the exporting of products, repatriation of capital and exchange rate fluctuations; setting up manufacturing facilities; complying with regulatory requirements for manufacturing pharmaceutical products; marketing and selling the product; and operating profitably. There can be no assurance that these companies can be operated profitably.

      E. Gerald Kay, the Chairman of the Board of the Company and beneficial owner of approximately fifty percent (50%) of the stock of the Company (or, approximately sixty-two percent (62%) if family trusts of which he is a Trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father of Dean DeSantis who is a director of the Company, is the owner of one-third (1/3) of the equity of TIS.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

Paxis Purchase Agreement

      The Company and TIS also entered into a agreement dated as of February 1, 2003 (the


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"Paxis Purchase Agreement") pursuant to which the Company has agreed to purchase from TIS all of its interests in TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc. or "Paxis") which consists of fifty percent (50%) of the equity of Paxis in exchange for $500,000 payable at the closing, and twenty-five percent (25%) of the after-tax profits of Paxis until TIS has received an additional $49,500,000 (the "Paxis Acquisition"). The Paxis Acquisition is subject to the completion of due diligence and certain conditions of closing.

      E. Gerald Kay, the Chairman of the Board of the Company and beneficial owner of approximately fifty percent (50%) of the stock of the Company (or, approximately sixty-two percent (62%) if family trusts of which he is a Trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father of Dean DeSantis who is a director of the Company, is the owner of one-third (1/3) of the equity of TIS.

Forward-Looking Statements

      Statements in this section regarding the Company's intention to consummate the transactions described above are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the need to raise equity capital, results of due diligence, general economic conditions, and other factors identified in the Company's Annual Report on Form 10-KSB and most recent Quarterly Reports on Form 10-QSB filed with the SEC.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements

      The financial statements required by this report will be filed by amendment hereto no later than sixty (60) days after the date this report is to be filed.

(b)   Pro Forma Financial Information

      The financial information required by this report will be filed by amendment hereto no later than sixty (60) days after the date this report is to be filed.

(c)   Exhibits

      2.1 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: Natex Georgia, LLC.

      2.2 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc.).


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INTEGRATED HEALTH TECHNOLOGIES., INC.


Date:  February 26, 2003            By:  /s/ Seymour Flug
                                         ------------------
                                    Name:  Seymour Flug
                                    Title: President


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Exhibit Index

Exhibit Number    Description
--------------    -----------

2.1 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: Natex Georgia, LLC.

2.2 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: TisorEx, Inc. (to be renamed Paxis Pharmaceuticals, Inc.).


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